UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2014
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-195236	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.
Pursuant to the Agreement and Plan of Merger of Reorganization dated February 22, 2014, as amended on July 15, 2014, by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”), and Qorvo, Inc. (f/k/a Rocky Holding, Inc.) (the “Company”), RFMD and TriQuint plan to complete a strategic combination of their respective businesses through a “merger of equals” business combination transaction (the “Business Combination”) whereby each of RFMD and TriQuint will become a wholly-owned subsidiary of the Company. For accounting purposes, RFMD will be considered the accounting acquirer in the Business Combination. Accordingly, following the consummation of the Business Combination, the RFMD financial statements will become the historical financial statements of the Company, and the Company’s future filings with the Securities and Exchange Commission (“SEC”) will reflect RFMD’s historical financial condition and results of operations shown for comparative purposes. RFMD’s independent registered public accounting firm is Ernst & Young LLP, and TriQuint’s independent registered public accounting firm is KPMG LLP (“KPMG”). Ernst & Young LLP was the Company’s independent registered public accounting firm and performed the Public Company Accounting Oversight Board (PCAOB) Section AU 722 review of the Company’s interim financial statements as of and for the three-month period ended June 28, 2014 and as of and for the three-and six-month periods ended September 27, 2014.

On November 25, 2014, in connection with the expected Business Combination, the Company’s Board of Directors approved the engagement of KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 28, 2015, with such engagement being subject to termination if the Business Combination is not consummated. As a consequence of the Business Combination and such engagement of KPMG, effective as of November 25, 2014, Ernst & Young LLP was dismissed and will no longer perform services for the Company as its independent registered public accounting firm.

During the interim periods ended June 28, 2014 and September 27, 2014 and the subsequent interim period through November 25, 2014, there have been (i) no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ernst & Young LLP with a copy of the disclosures contained in this Item 4.01 and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether it agreed with those disclosures. A copy of such letter, dated November 26, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

KPMG serves as the independent registered public accounting firm of TriQuint. During RFMD’s fiscal years ended March 29, 2014 and March 30, 2013, and the subsequent interim periods through September 27, 2014, neither RFMD, the Company nor anyone on their behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on RFMD’s or the Company’s financial statements, and neither a written report or oral advice was provided to RFMD or the Company that KPMG concluded was an important factor considered by RFMD or the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated November 26, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President and Chief Executive Officer

Date: November 26, 2014

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP, dated November 26, 2014.